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                                                                      EXHIBIT 21


                       SUBSIDIARIES OF HEALTH POWER, INC.


               1.      Health Power HMO, Inc., an Ohio corporation
               2.      CompManagement, Inc., an Ohio corporation
               3.      CompManagement Health Systems, Inc., an Ohio corporation
               4.      M&N Risk Management, Inc., an Ohio corporation
               5.      M&N Enterprises, Inc., an Ohio corporation
               6       Health Power Management Corporation, an Ohio corporation